UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

ASPIRE BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23150 Fashion Drive, Suite 230 Estero, Florida	33928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 987-3002

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Recent Sale of Unregistered Securities

As previously disclosed in the Company’s current report on Form 8-K, filed on August 22, 2025, the Company entered in a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company sold to the investors certain notes in an aggregate principal amount of $9,687,500 for a subscription price of $7,750,000. Of the $7,750,000 total funding under the Purchase Agreement, $4,709,677 was funded on August 19, 2025. The second tranche was funded on September 22, 2025 for an aggregate of $1,000,000.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Termination of Previous Independent Registered Accounting Firm

On September 22, 2025 Bush & Associates CPA (“Bush”) was dismissed by the Audit Committee of the Board of Directors of Aspire Biopharma Holdings, Inc. (the “Company”) as the Company’s independent registered public accounting firm, effective as of that date. Bush’s report on the Company’s consolidated financial statements as of December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than that it included an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

During the year ended December 31, 2024 and the subsequent interim periods through September 22, 2025, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Bush on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Bush would have caused Bush to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years and interim periods.

During the year ended December 31, 2024 and the subsequent interim periods through September 22, 2025, the Company disclosed material weaknesses in its internal control over financial reporting. As disclosed in the Company’s Annual Report for the year ended December 31, 2024 on Form 10-K in Item 9A, the Company’s management concluded that as of December 31, 2024, the Company’s disclosure controls and procedures were not effective due to material weaknesses identified in internal control over financial reporting, however, after giving full consideration to the material weakness, management believes that the consolidated financial statements included in the Form 10-K were prepared in accordance with US generally accepted accounting principles.

There have been no other “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Bush with a copy of the disclosure it is making in this Current Report on Form 8-K and requested that Bush furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether Bush agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. Bush has informed the Company that it does not disagree with the statements made in this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On September 22, 2025, the Company’s Audit Committee approved the engagement of Turner Stone & Co (“Turner”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. During the year ended December 31, 2024 and through the subsequent interim periods as of September 22, 2025, neither the Company, nor any party on behalf of the Company, consulted with Turner regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the audit opinion that might be rendered regarding the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Turner concluded was an important factor considered by the Company in deciding on any accounting, auditing or financial reporting issue, or (b) any matter subject of any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

Dated: September 26, 2024	By:	/s/ Kraig Higginson
Kraig Higginson
Chief Executive Officer